UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

PROGRESS ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

1-15929	56-2155481
(Commission File Number)	(IRS Employer Identification No.)

410 S. Wilmington St., Raleigh, North Carolina	27601-1748
(Address of Principal Executive Offices)	(Zip Code)

919-546-6111
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 OTHER EVENTS

Item 8.01 Other Events.

Progress Energy, Inc. (the “Company”) today announced the commencement of cash tender offers for up to $550 million aggregate principal amount of the outstanding 7.10% Senior Notes due 2011 and its 6.85% Senior Notes due 2012 (collectively, the “Notes”) as part of the Company’s previously announced debt reduction plan. The tender offers for each series of Notes will expire at 11:59 p.m. New York City time on December 5, 2006, unless extended or earlier terminated. The tender offers will be funded with existing cash and no additional debt will be incurred in connection with the tender offers.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c) EXHIBITS.

99.1	Press Release dated November 7, 2006 with respect to the cash tender offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: November 7, 2006